EXHIBIT 4.2
                     Form of Warrant - Private Placement #1


THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING SAID WARRANTS OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          COMMON STOCK PURCHASE WARRANT
                               (Non-Transferable)

          For the Purchase of Common Stock, Par Value $0.001 per share
                           Of NBG Radio Network, Inc.
              (Incorporated Under the Laws of the State of Nevada)

Name of Registered Owner: _________________________________________

No. of Warrants _______________________ (_______) Warrant to Purchase ________

______________________ (___________) shares of Common Stock.

         THIS IS TO CERTIFY that, for value received, _________________________________ (the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, on or after date of issuance hereof and at any time prior to 5:00 P.M. Pacific Standard Time, _______________, 1998 but not thereafter, to purchase such number of shares (the "Shares") of NBG Radio Network, Inc., a Nevada corporation (the "Corporation"), from the Corporation as stated above and upon payment to the Corporation of _____ Dollars and _____ Cents ($_____) per shares (the "Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased.

                        ARTICLE 1 - TERMS OF THE WARRANT

         Section 1.01
         ------------ Subject to the provisions of Section 1.04 hereof, this Warrant may be exercised at any time and from time to time after the day after the date of issuance hereof (the "Exercise Commencement Date"), but no later than 5:00 P.M. Pacific Standard Time, _____________, 1998 (the "Expiration Time") at which it shall become void, and all rights hereunder shall thereupon cease. Any rights to purchase the Company's Common Stock subject to the Warrants will be forfeited to the extent such Warrants are not exercised prior to the Expiration Time.

         Section 1.02
         ------------ (1) the holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation at its corporate office in Portland, Oregon, together with the full Purchase Price for each share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

         (2) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is being exercised, the Corporation shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominees.

         (3) In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the Shares that be purchased upon exercise of this Warrant and deliver such new Warrant to Holder.

         (4) The Corporation covenants and agrees that it will pay when due any and all taxes which may be payable in respect to the issue of this Warrant, or the issue of any shares upon the exercise of this Warrant. The Corporation shall not, however, be

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required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such Shares.

         Section 1.03
         ------------ This Warrant is not and shall not be transferable by the registered holder hereof.

         Section 1.04
         ------------ Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matters, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

   The Corporation shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Corporation; or

   The Corporation shall offer to the holders of its Common Stock any additional shares of capital stock of the Corporation or securities convertible into or exchangeable for shares of capital stock of the Corporation, or any opinion, right or warrant to subscribe therefor; or

   There shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Corporation, or a consolidation or merger of the Corporation with another entity; or

   There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definite action), written notice of the date on which the books of the Corporation shall close or a record shall be taken to determine the stock holders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the right to exercise this Warrant shall terminate).

         Without limiting the obligation of the Corporation to provide notice to the holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

         Section 1.05
         ------------ If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         Section 1.06
         ------------ (1) The Corporation covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such numbers of authorized Shares as are sufficient to permit the exercise in full of this Warrant.

         (2) The Corporation covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

                    ARTICLE II - ADJUSTMENT OF PURCHASE PRICE
                  AND NUMBER OF SHARES PURCHASED UPON EXERCISE

         Section 2.01
         ------------ In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then after the date of record for effecting such recapitalization, the number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease. The number of shares of Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.01, a Stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.


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         Section 2.02
         ------------ In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger, or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares of Common Stock immediately theretofore purchasable and received upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable or and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale, or conveyance, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holders of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         Section 2.03
         ------------ (a) In case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend or split-up or reverse split) or sells shares of its Common Stock (hereinafter referred to as "Additional Shares") for a consideration per share (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith) which shall be less than the Purchase Price, per share, in effect immediately prior to the time of the issuance or sale of such Additional Shares, then after the date of such issuance or sale, the Purchase Price per share shall be reduced to a price determined by dividing (1) an amount equal to (a) the total amount of shares of Common Stock outstanding immediately prior to the time of the issuance or sale of such Additional Shares plus (b) the consideration (before deduction of expenses or commission or underwriting discounts or allowances in connection therewith), if any, received by the Corporation upon such issuance or sale of such Additional Shares, by (2) the total number of shares of Common Stock outstanding after the date of the issuance or sale of such Additional Shares.

         (b) For the purpose of subsection (a) above, in case the Corporation shall issue or sell Additional Shares, issue or grant any rights to subscribe for or to purchase, or any options for the purchase of Common Stock, or issue or sell for a consideration other than cash or a consideration part of which shall be other than cash, the amount of the consideration received by the Corporation plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Corporation in good faith, before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with such issuance, grant or sale.

         Section 2.04
         ------------ Subject to the provisions of Section 2.05 below, in case the Corporation shall, while this Warrant remains unexercised, in whole or in part, and in force, declare to make any distribution of its assets to holders of Common Stock as a partial liquidation dividend, by way of return of capital or otherwise, then, after the date of record for determining stock holders entitled to such distribution, but prior to the date of distribution, the Holder shall be entitled upon exercise of this Warrant and purchase of any or all of the Shares of Common Stock subject hereto, to receive the amount of such assets (or, at the option of the Corporation, a sum equal to the value thereof at the time if such distribution to the holders of Common Stock as such value is determined by the Board of Directors of the Corporation in good faith) which would have been payable to the Holder had he been the holder of such Shares of Common Stock on the record date for the determined of stockholders entitled to such distribution.

         Section 2.05
         ------------ Except as otherwise provided in Section 2.02 above, in case of any sale or conveyance of all or substantially all of the assets of the Corporation in connection with a plan of complete liquidation of the Corporation, in the case of the dissolution, liquidation or winding-up of the Corporation, all rights under this Warrant shall terminate on a date fixed by the Corporation of such date of dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

         Section 2.06
         ------------ Any adjustment pursuant to the provisions of this Article II shall be made on the basis of the number of Shares of Common Stock the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price per share in effect immediately prior to such adjustment. Whenever any such adjustment is required to be made, the Corporation shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Corporation shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

         Section 2.07
         ------------ Anything contained herein to the contrary notwithstanding, the Corporation shall not be required to issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.07 be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise of this and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Corporation shall not be required to make any cash or other adjustment in respect of such


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fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share to which he is entitled upon exercise hereof.

         Section 2.08
         ------------ The form of Warrant need not be changed because of any change pursuant to this Article II in the Purchase Price or in the number of Shares of Common Stock purchasable upon the exercise of a Warrant, and Common Stock Purchase Warrants issued after such change may state the same Purchase Price and the same of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

                                   ARTICLE III
                       REGISTRATION UNDER THE ACT OF 1933

         Section 3.01
         ------------ This Warrant and Share of Common Stock issuable upon exercise of this Warrant has not been registered under the Act of 1933, as amended (the "Act"). Any Shares of Common Stock issued upon exercise of this Warrant shall be bear the following legend:

         "The Shares represented by this Certificate have not been registered under the Act of 1933, as amended, and may not be transferred in the absence of a registration statement covering said Shares or an opinion of Counsel to the Corporation that such registration is not required."

         Section 3.02
         ------------ The Holder of this Warrant shall have the right to include any Shares of Common Stock issuable upon exercise of this Warrant in any registration statement filed by the Corporation under the Securities Act of 1933, as amended. The Holder shall pay Holders proportionate share of all costs, fees and expense in connection with the filing of any registration for the Shares issuable upon exercise of this Warrant. The Corporation shall take all necessary action, which may be required in qualifying and registering the Shares issuable upon exercise of this Warrant.

                           ARTICLE IV - OTHER MATTERS

         Section 4.01
         ------------ All the covenants and provisions of this Warrant by or for the benefits of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder.

         Section 4.02
         ------------ Notice or demands pursuant to this Warrant to be given by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid and addressed, until another address is designated in writing by the Corporation, as follows:

                             NBG Radio Network, Inc.
                              The Cascade Building
                             520 S.W. 6th, Suite 750
                               Portland, OR 97204

         Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid and addressed to the Holder at his last known address as it shall appear on the books of the Corporation.

         Section 4.03
         ------------ The laws of the State of Nevada shall govern the validity, interpretation and performance of this Warrant.

         Section 4.04
         ------------ Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder and his heirs, personal representatives and administrators.

         Section 4.05
         ------------ The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF this Warrant has been duly executed by the Corporation under its corporate seal as of the ___ day of __________________, 199_.

NBG RADIO NETWORK, INC.
By:      ___________________________________ (corporate seal)
         President
By:      ___________________________________
         Secretary


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                                Subscription Form

                          COMMON STOCK PURCHASE WARRANT

                             NBG Radio Network, Inc.
                              The Cascade Building
                             520 S.W. 6th, Suite 750
                               Portland, OR 97204

         The undersigned hereby irrevocably subscribes for the purchase of shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such shares of Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below. The undersigned agrees that (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed with the Exchange Commission pursuant to the Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of
Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, or
(b) counsel to the undersigned and satisfactory to NBG Radio Network, Inc. has rendered an opinion in writing and addressed to NBG Radio Network, Inc. that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) NBG Radio Network, Inc. may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the agent acquired by the undersigned are not to be transferred unless the transfer agent receives advice from NBG Radio Network, Inc. that one or both of the conditions referred to in
(1)(a) and (1)(b) above have been satisfied; and (3) NBG Radio Network, Inc. may affix the legend set forth in Section 3.01 of this Warrant to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.


Dated: ___________________ Signed _________________________________
Signature guaranteed:
                                  Address: _______________________________

                                  ________________________________________